NEW PARADIGM SOFTWARE CORP.
                          STOCK OPTION PLAN
                              ARTICLE I
                               PURPOSE

New Paradigm Software Corp. (the "Company"), a New York corporation, hereby adopts this New Paradigm Software Corp. Stock Option Plan (the "Plan"). The purposes of the Plan are as follows:

(1) To further the growth, development and financial success of the Company by providing additional incentives to certain key personnel who have been or will be given responsibility for the management or administration of the Company's business affairs and other persons performing significant services for the Company and thus enabling such key personnel to benefit directly from the Company's growth, development and financial success.

(2) To enable the Company to obtain and retain the services of key personnel considered essential to the long range success of the Company by providing them an opportunity to become owners of capital stock of the Company pursuant to the exercise of Options, as defined below.

                           ARTICLE II

                          DEFINITIONS

Whenever used in the Plan, the words and phrases set forth below shall have the following meanings unless the context clearly requires otherwise:

(a)  "Board of Directors" shall mean the Board of Directors of the Company.

(b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c) "Committee" shall mean the Stock Option Committee appointed by the Board of Directors as provided in Article III.

(d) "Common Stock" shall mean the common stock of the Company, $0.01 par value per share.

(e) "Fair Market Value", when used in connection with the value of shares of Common Stock subject to an Option granted under the Plan, shall mean (a) the last sale price of shares of Common Stock on the last trading day immediately preceding the date of grant or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (b) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange, the average of the highest reported closing bid and asked prices of the shares of Common Stock on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system. If the Common Stock has never been or ceases to be so quoted or listed, the term "Fair Market Value" shall be the fair market value as of the date of grant as determined in good faith by the Committee based on considerations of factors it deems appropriate including, but not limited to, the market value of the shares of common stock of comparable companies in the industry and the trend of the Company's earnings.

(f) "Incentive Stock Option" shall mean an option to purchase shares of Common Stock granted under the Plan which is intended to qualify as an incentive stock option as defined in Section 422(b) of the Code and which is designated in the applicable Option Agreement as an Incentive Stock Option.

(g) "Key Employee" shall mean any person, including an officer or director, who (i) is in the regular full-time employment of the Company or (ii) is an outside director of the Company and who, in the opinion of the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company.

(h) "Nonqualified Stock Option" shall mean an option to purchase shares of Common Stock granted under the Plan which is not intended to qualify as an incentive stock option as defined in Section 422(b) of the Code and which is designated in the applicable Option Agreement as a Nonqualified Stock Option.

(i)  "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

(j) "Option Agreement" shall mean an agreement between the Company and the Optionee that sets forth the terms, conditions and limitations applicable to an Option.

(k) "Optionee" shall mean any person who has the right to purchase Common Stock pursuant to an Option granted hereunder.

(l) "Option Shares" shall mean shares of Common Stock purchased by the Optionee pursuant to an Option.

                           ARTICLE III

                     ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee appointed by the Board of Directors and consisting of at least two members of the Board of Directors. Members of the Committee shall serve at the pleasure of the Board. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by all members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The determination of the Committee shall be conclusive on all persons affected thereby. The Committee shall conduct itself in accordance with the Bylaws of the Company.

                         ARTICLE IV

                     GRANTING OF OPTIONS

The Committee may from time to time grant Options under the Plan to such Key Employees and in such form and having such terms, conditions and limitations, consistent with the terms of the Plan, as the Committee may determine; provided, however, that the Committee may not grant Incentive Stock Options to any Key Employee who is not in the regular full-time employment of the Company. The terms, conditions and limitations of each Option granted under the Plan shall be set forth in an Option Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

                         ARTICLE V

                      TERMS OF OPTIONS

5.1 Terms, Conditions and Limitations. The terms, conditions and limitations with respect to each grant of Options under the Plan shall be consistent with the following:

(a)  The Option price per share shall not be less than the Fair
Market Value of the Common Stock at the time the Option is granted.

(b) Exercise of an Option shall be conditioned upon the Optionee named therein having remained in the employ of the Company or having performed service for the Company for at least one year after the date of the grant of the Option; provided, however, that this condition shall not be applicable in the event of the death of the Optionee while an employee of the Company or performing services for the Company. An Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time or period of service stated in the Option Agreement and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option Agreement or the Option shall cease to be exercisable pursuant to Section 5.1(c). To the extent that the aggregate Fair Market Value of shares of Common
Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the Fair Market Value of any share shall be determined at the time of the grant of the related Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(c) Unless otherwise provided in the Option Agreement, if an Optionee's employment with the Company or performance of services for the Company terminates other than by reason of the Optionee's death or disability, the Optionee's Option shall terminate and cease to be exercisable no later than ninety (90) days after the date of such termination of employment or services. If an Optionee's employment with or service for the Company terminates by reason of death or disability, the Optionee's
Option shall terminate and cease to be exercisable not later than one year from the date of death or disability; provided that if the Option is an Incentive Stock Option, such Option shall terminate and cease to be exercisable no later than the earlier of ten years from the date of grant and one year from the date of death; and provided further that, if so permitted in the Option Agreement, a Nonqualified Stock Option may be exercised within one year from the date of death even if later than the expiration date stated in such Option.

(d) Notwithstanding any other provisions of the Plan to the contrary, if a Key Employee, at the time an Incentive Stock Option is granted to such employee, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company then (i) the price per share for Common Stock which may be acquired pursuant to any Incentive Stock Option granted under the Plan to such employee shall equal not less than 110 percent of the Fair Market Value of the Common Stock at the time the Incentive Stock Option is granted and (ii) no such Incentive Stock Option, by its terms, may be exercisable more than five years after the date the Incentive Stock Option is granted.

                       ARTICLE VI

                   EXERCISE OF OPTIONS

6.1 Manner of Exercise. Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option Agreement; provided, however, that the Committee may, at the time of grant or by resolution adopted after an Option is granted and on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

An Optionee shall exercise his Option by giving the Committee written notice of the exercise on a form approved by the Committee. The notice shall specify the number of shares in respect of which the Option is to be exercised and shall be signed by the Optionee; provided, however, that the Company may not issue fractional shares and the Committee may, in the Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares. In no event may an Option be exercised after the expiration of its term.

6.2 Payment for Stock and Withholding. At the time that an Optionee exercises his right to purchase shares of Common Stock pursuant to an Option, the Optionee must convey to the Committee the full purchase price of the Option Shares in respect of which the Option is exercised and full payment of any federal income or other tax required to be withheld by the Company with respect to the shares for which such Option or portion thereof is exercised. Payment of the full purchase price plus any applicable withholding for taxes must be made in cash or by check.

                      ARTICLE VII

                LIMITATIONS AND CONDITIONS

7.1 Maximum Amount of Options. The total number of shares of Common Stock that may be made subject to Options under the Plan is 1,000,000 shares. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares.
The foregoing numbers of shares may be increased or decreased by the events set forth in Article VIII. In the event that the Company makes an acquisition or is a party to a merger or consolidation and the Company assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated and such options or other awards are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Options under this Plan.

7.2 Counting of Options. Any shares that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option) shall again be available for award and shall not be considered as having been theretofore made subject to award.

7.3 Term of Plan. No options shall be granted under the Plan after April 8, 2004, but the terms of Options granted on or before such date may extend beyond such date.

7.4 Compliance With Applicable Law. Option Shares shall not be issued with respect to an Option granted under the Plan unless, in the opinion of the Company, the exercise of the Option and the issuance and delivery of the Option Shares pursuant to the provisions of the Option and the Plan shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the requirements of any stock exchange or inter-dealer quotation system upon which the Common Stock may then be quoted or listed. The Committee may request the Optionee to provide any representations and documents, and may take or request the Optionee to take any additional actions, including, without limitation, placing legends on share certificates and issuing stop-transfer orders, that the Committee reasonably deems necessary or advisable to effect compliance with any applicable laws. The exercise of any Option pursuant to Article VI of the Plan shall be subject to approval of counsel for the Company with respect to its compliance with all applicable federal and state laws.

7.5 Transfer Restrictions. No Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect;
provided, however, that nothing in this Section 7.5 shall prevent transfers by will or by the laws of descent and distribution.
During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

7.6 No Contract of Employment. Nothing in the Plan or in any Option granted pursuant to the Plan shall (i) confer upon any Key Employee any right to continue in the employ of the Company or to perform services for the Company or (ii) interfere in any way with the right of the Company to terminate the Key Employee's employment or services at any time.

7.7 Notice of Disposition. As a condition to the exercise of any Incentive Stock Option, the Optionee shall enter into an agreement with the Company under which the Optionee shall be obligated to notify the Company in writing, within thirty days, of any disposition (whether by sale, exchange, gift or otherwise) of shares of Common Stock acquired by the Optionee pursuant to the exercise of an Incentive Stock
Option within two years from the date of the granting of such Option or within one year of the transfer of such shares to the Optionee.

7.8 Shareholder Rights. Until such time as the transfer of ownership to the Optionee of Option Shares has been completed and stock certificates have been issued, the Optionee shall not be, nor have any of the rights (including the right to receive dividends) or privileges of, a stockholder of the Company.

7.9 Notice to Optionee. Upon the exercise of any Option, the Company shall provide the Key Employee with the notice required under Section 6039(a) of the Code.

                      ARTICLE VIII

                   STOCK ADJUSTMENTS

In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Options to any individual Key Employee as set forth in Section 7.1, and (ii) the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.
Nothing contained in this Article VIII shall require the issuance of any fractional shares.

                      ARTICLE IX

                    MISCELLANEOUS

9.1 Amendment, Suspension and Termination. The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Article V to the extent provided in Section 422 of the Code, or any successor provision. The Board of Directors shall not, without the approval of the Company's stockholders, amend the Plan to increase the maximum number of shares authorized for the Plan except as provided in Article VIII, change the class of eligible individuals to other than Key Employees, reduce the basis upon which the minimum Option price is determined, extend the period within which Options under the Plan may be granted, or provide for an Option that is exercisable more than ten years from the date it is granted except in the event of death. The Committee shall have no power to change the terms of any Option theretofore granted under the Plan so as to impair the rights of an Optionee without the consent of the Optionee whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the related Option Agreement. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options then outstanding.

9.2 Governing Law. The Plan shall be governed by the laws of the State of New York. It is the intention of the Company that the Plan shall comply with the provisions of Section 422 of the Code and any other applicable federal and state laws, and that the Plan shall be interpreted consistently with those ends.

9.3 Effective Date. The Plan shall be effective as of April 8, 1994, subject to its approval by the stockholders of the Company. All Options which have been or may be granted under the Plan prior to such approval shall be conditioned upon, and may not be exercisable until after, such approval is obtained.

9.4 Titles Not Controlling. The titles to Articles and the headings of Sections in the Plan are placed herein for convenience of reference only and in the case of any conflict, the text of this instrument rather than such titles or headings shall control.